UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2015

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)
(540) 946-3500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 11, 2015, NTELOS Holdings Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders. As of the close of business on October 9, 2015, the record date for the meeting, there were 22,257,815 outstanding shares of common stock entitled to vote. The holders of 18,383,903 shares of the Company's common stock were present in person or represented by proxy at the meeting. The following matters were voted upon and the results of the voting are as follows:

Proposal 1: Merger Proposal. The proposal to adopt the Agreement and Plan of Merger, dated as of August 10, 2015, as may be amended from time to time, by and among Shenandoah Telecommunications Company ("Shentel"), Gridiron Merger Sub, Inc. ("Acquisition Sub") which is a wholly-owned subsidiary of Shentel, and NTELOS was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	15,364,167
Against	187,643
Abstain	95,739
Broker Non-Votes	2,736,354

Proposal 2: Advisory Vote on Merger-Related Executive Compensation. The non-binding, advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	13,910,530
Against	1,389,871
Abstain	347,148
Broker Non-Votes	2,736,354

Proposal 3: Election of Directors. Each of the individuals identified below was elected to serve as a director of the Company until the earlier of the closing of the merger and the 2016 annual meeting of stockholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David A. Chorney	15,173,233	474,316	2,736,354
Rodney D. Dir	15,128,417	519,132	2,736,354
Stephen C. Duggan	14,889,572	757,977	2,736,354
Michael Gottdenker	15,187,197	460,352	2,736,354
Daniel J. Heneghan	14,889,847	757,702	2,736,354
Michael Huber	14,230,656	1,416,893	2,736,354
Ruth Sommers	15,172,813	474,736	2,736,354
Ellen O’Connor Vos	14,183,556	1,463,993	2,736,354

Proposal 4: Advisory Vote on Executive Compensation. A non-binding resolution approving the compensation of the Company's named executive officers was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	14,979,853
Against	319,598
Abstain	348,098
Broker Non-Votes	2,736,354

Proposal 5: Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such ratification are set forth below:

For	16,260,918
Against	1,986,900
Abstain	136,085
Broker Non-Votes	0

Proposal 6: Proposal to Re-Approve the Performance Criteria Under the Equity Plan. The proposal to re-approve the performance criteria under the Company’s 2010 Equity and Cash Incentive plan was approved. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	14,189,643
Against	1,284,970
Abstain	172,936
Broker Non-Votes	2,736,354

Proposal 7: Adjournment Proposal. The Company's stockholders voted to approve the proposal to approve one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger at the time of the annual meeting. The number of votes cast for and against, as well as the number of votes that abstained from voting and the number of broker non-votes with respect to such resolution are set forth below:

For	16,227,951
Against	1,876,449
Abstain	279,503
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release, dated November 12, 2015, issued by NTELOS Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2015
NTELOS HOLDINGS CORP.

By:    /s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel
and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated November 12, 2015, issued by NTELOS Holdings Corp.